UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2026

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE		20003
Washington	DC
(Address of principal executive offices)		(Zip Code)
(202) 869-9150
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 8.01	Other Events
On November 13, 2026, the Board of Directors of Xylem Inc. (the “Company”) approved the adoption of a new share repurchase program. Under the new program, which has no expiration date, the Company is authorized to purchase up to $1.5 billion in shares of the common stock, $0.01 par value, of the Company (“Common Stock”). Repurchases under the new program may be made through open market purchases or otherwise (in compliance with all applicable laws and regulations in effect from time to time), upon such terms and conditions and at such times and in such amounts not in excess of such aggregate amount as the Company deems advisable. The new program does not obligate the Company to acquire any particular amount of Common Stock, and it may be suspended at any time in the Company’s discretion.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: November 13, 2026	By:	/s/ Andrea van der Berg
Andrea van der Berg
Executive Vice President & Chief Financial Officer (Authorized Officer of Registrant)